SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 3, 2007

Highlands Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33681 (Commission File Number)	20-8924044 (IRS Employer Identification No.)

One Paragon Drive, Suite 125 Montvale, New Jersey (Address of principal executive offices)	07645 (Zip Code)

(201) 573-8400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 3, 2007, Highlands Acquisition Corp. (the “Company”) filed an Amended and Restated Certificate of Incorporation (the “Restated Certificate”) to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware. The Restated Certificate provides (i) for the Company’s corporate existence to terminate on October 3, 2009, absent an amendment thereof approved by the Company’s stockholders in connection with the Company’s consummation of a “Business Combination” and (ii) amends the definition of “Business Combination” set forth in Article Seventh thereof. The description of the Restated Certificate in this Item 5.03 is qualified in its entirety by reference to the full text of the Restated Certificate, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On October 9, 2007, the Company announced that it completed its initial public offering (the “IPO”) of 12,000,000 units (the “Units”). Each Unit consists of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and one warrant to purchase one share of Common Stock. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $120,000,000.

Simultaneously with the consummation of the IPO, the Company completed a private placement of 3,250,000 warrants at a price of $1.00 per warrant, generating gross proceeds of $3,250,000. These warrants were purchased by (i) Kanders & Company, Inc., Ivy Healthcare Capital II, L.P., and Fieldpoint Capital, L.L.C., each of which is an affiliate of certain officers and directors of the Company and an existing stockholder of the Company; and (ii) Robert W. Pangia, the Company’s Chief Executive Officer, Dennis W. O’Dowd and Virgilio Rene Veloso, each of which is an existing stockholder of the Company. The warrants sold in the private placement are identical to the warrants included in the Units sold in the IPO except that if the Company calls the warrants for redemption, the warrants sold in the private placement will not be redeemable by the Company so long as they are held by these purchasers or their permitted transferees. The purchasers of the warrants sold in the private placement have agreed that these warrants will not be transferred, assigned or sold by them (except in limited situations) until after the Company has completed its initial “Business Combination”.

The IPO and the private placement of warrants generated gross proceeds of $123,250,000. Of this amount, $117,550,000 is being held in trust. A copy of the press release issued by the Company announcing the IPO and the private placement is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit	Description
3.1	Amended and Restated Certificate of Incorporation
99.1	Press Release dated October 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 10, 2007

HIGHLANDS ACQUISITION CORP.

By:	/s/ Philip A. Baratelli
Name:	Philip A. Baratelli
Title:	Chief Financial Officer

Exhibit Index

Number	Exhibit
3.1	Amended and Restated Certificate of Incorporation
99.1	Press Release dated October 9, 2007